Exhibit 10.2

INTREXON CORPORATION

2013 OMNIBUS INCENTIVE PLAN

Restricted Stock Agreement

No. of shares subject to

Restricted Stock Agreement:

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of the      day of             ,         , between Intrexon Corporation, a Virginia corporation (the “Company”), and                      (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2013 Omnibus Incentive Plan (the “Plan”), a copy of which is attached hereto. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Shares. Pursuant to the Plan, the Company, on             ,          (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein,              shares of the Common Stock of the Company (the “Shares”). The Shares shall be nontransferable and forfeitable until the time they vest and become nonforfeitable as described herein. The Shares will vest and become nonforfeitable as hereinafter provided.

2. Terms and Conditions. The Shares are subject to the following terms and conditions:

(a) Vesting of Shares.

(i) In General. Except as otherwise provided below,          percent (    %) of the Shares (rounded down to the nearest whole number of Shares) will become vested and nonforfeitable on each of the             ,              and              anniversaries of the Date of Grant and the remaining Shares will become vested and nonforfeitable on the              anniversary of the Date of Grant, provided the Participant has been continuously employed by, or providing services to, the Company or an Affiliate from the Date of Grant until such time.

(ii) Change in Control. Notwithstanding the foregoing, in the event a Change in Control occurs and no provision is made for the continuance, assumption or substitution of the Shares by the Company or its successor in connection with a Change in Control, then, the Shares shall fully vest and become nonforfeitable as of the Change in Control provided the Participant has been continuously employed by, or providing services to, the Company or any Affiliate from the Date of Grant until such time.

(iii) Death or Disability. Notwithstanding the foregoing, the Shares shall fully vest and become nonforfeitable, to the extent not then previously vested, in the event the Participant’s employment or service with the Company and its Affiliates is terminated as a result of the Participant’s death or Disability. The Committee, in its sole discretion, shall determine whether the Participant has a Disability for purposes of this Agreement.

(b) Transferability. Except as provided herein, the Shares are nontransferable while such Shares remain forfeitable, other than by will or the laws of descent and distribution, and during the Participant’s lifetime, may be transferred by the Participant to immediate family members or trusts or other entities on behalf of the Participant and/or immediate family members or for charitable donations. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. Any transferee to whom the Shares are transferred shall be bound by the same terms and conditions that governed the Shares during the time it was held by the Participant (which terms and conditions shall still be read from the perspective of the Participant); provided, however, that the transferee may not transfer the Shares except by will or the laws of descent and distribution. Any such transfer shall be evidenced by an appropriate written document that the Participant executes and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the transfer. No right or interest of the Participant or any transferee in the Shares shall be liable for, or subject to, any lien, obligation or liability of the Participant or any transferee.

3. Forfeiture of the Shares.

(a) The Shares will become vested and nonforfeitable, if at all, no later than             . The Shares that are not vested and nonforfeitable by such time will be forfeited automatically at the close of business on that date or, if earlier, at the time the Shares may no longer become vested and nonforfeitable under any circumstances.

(b) Shares that are not vested and nonforfeitable pursuant to Section 2(a) as of the date of termination of the Participant’s employment by, or service with, the Company and its Affiliates will be forfeited automatically at the close of business on that date (or, if earlier, in connection with the termination of the Participant’s employment by, or service with, the Company and its Affiliates for Cause).

(c) In no event may the Shares become vested and nonforfeitable, in whole or in part, after forfeiture pursuant to Sections 3(a) or (b) above.

4. Agreement to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

5. Withholding of Taxes. The Company’s obligation to deliver the Shares upon vesting is subject to the Participant’s satisfaction of any applicable federal, state and local income and employment tax and withholding requirements in a manner and form satisfactory to the Company. The Company, to the extent applicable law permits, may allow the Participant to pay such withholding amounts (i) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns (but only for the minimum required withholding), (ii) by a cashless exercise through a broker, (iii) by means of a “net exercise” procedure or (iv) by such other medium of payment as the Company in its discretion shall authorize.

6. Tax Consequences. The Participant acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the Shares and (ii) that Participant should consult a tax adviser prior to such acquisition or disposition. The Participant is solely responsible for determining the tax consequences of the Shares and for satisfying the Participant’s tax obligations with respect to the Shares (including, but not limited to, any income or excise tax as resulting from the application of Code Section 409A), and the Company shall not be liable if this Award is subject to Code Section 409A.

7. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share such fractional share shall be disregarded.

8. Change in Capital Structure. The terms of this Agreement shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

9. Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Agreement, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	Intrexon Corporation
20374 Seneca Meadows Parkway
Germantown, MD 20876
Attention: Secretary
If to the Participant:

10. Shareholder Rights. While the Shares may be forfeited and are nontransferable, a Participant will have all rights of a stockholder with respect to the Shares, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares, (b) the Company shall retain custody of any certificates evidencing the Shares and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to this Agreement. In lieu of retaining custody of the certificates evidencing Shares granted pursuant to this Agreement, the shares of Common Stock granted pursuant to this Agreement may, in the Company’s discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant’s interest in such Shares vest. Notwithstanding the preceding sentences, dividends payable with respect to the Shares shall accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Shares to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the Shares are transferable and are no longer forfeitable.

11. No Right to Continued Employment or Service. Neither the Plan, the granting of the Shares nor any other action taken pursuant to the Plan or this Agreement constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company or any Affiliate shall retain the Participant as an employee or other service provider for any period of time or at any particular rate of compensation.

12. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

13. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

14. Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

15. Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.

16. Section 409A. Notwithstanding any of the provisions of this Agreement, it is intended that this Agreement be exempt from Section 409A of the Code. Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority have any jurisdiction over such matter determines for any reason that this Agreement is subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.

17. Governing Law. This Agreement shall be governed by the laws of the State of Virginia, except to the extent federal law applies.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

COMPANY:

INTREXON CORPORATION

By:
Name:
Title:

PARTICIPANT:

[Participant’s Name]

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